Exhibit 99.3

PRESS RELEASE

US $

 Resolute Launches Tender Offer and Consent Solicitation for its 10.25% Senior Secured Notes

MONTREAL, CANADA, April 24, 2013 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today announced that it has launched a cash tender offer for any and all of its $501 million outstanding aggregate principal amount of 10.25% senior secured notes due 2018 (CUSIP No. 003687AB6) (the “2018 notes”). In connection with the tender offer, Resolute is soliciting consents to amend the 2018 notes and the indenture that governs them to eliminate substantially all the restrictive covenants and certain events of default, and to release all the collateral securing the 2018 notes. The tender offer and consent solicitation are being made pursuant to an offer to purchase and consent solicitation statement, dated April 24, 2013 (the “offer to purchase”), which more fully sets out the terms and conditions of the tender offer and consent solicitation.

The tender offer and consent solicitation will expire at 12:00 midnight, New York City time, on May 21, 2013, unless extended or earlier terminated. We refer to that date and time, as extended or earlier terminated, as the “expiration time”.

The “total consideration” for each $1,000 principal amount of 2018 notes validly tendered and the related consents delivered at or before 5:00 p.m., New York City time, on May 7, 2013, (which date and time, as the same may be extended, we refer to as the “early tender deadline”) and accepted for purchase will be $1,166.94 per $1,000 principal amount of those notes, which includes an early tender premium of $30.00 per $1,000 principal amount of those notes.

The total consideration was calculated based on a settlement date of May 8, 2013 (the “initial settlement date”), using a weighted average that assumes: (i) $416.2 million of the 2018 notes would be repurchased at a price based on the present value of the 2018 notes’ remaining cash flows through the redemption date of October 15, 2014 (the “first call date”), including the applicable redemption price of $1,051.25, minus accrued interest through, but not including, the initial settlement date; and (ii) $85.0 million of the 2018 notes would be repurchased at a price based on the 2018 notes’ remaining cash flows through the redemption date of October 4, 2013 (the “special redemption date”), including the applicable redemption price of $1,030.00, minus accrued interest through, but not including, the initial settlement date; in each case discounted using a rate equal to the U.S. Treasury rate to the first call date or the special redemption date, as applicable, plus 50 basis points.

Holders who validly tender, and do not withdraw, their 2018 notes and validly deliver their consents at or before the early tender deadline, and whose notes are accepted for purchase, will be eligible to receive the total consideration. Holders who validly tender, and do not withdraw, their 2018 notes after the early tender deadline but at or before the expiration time, and whose notes are accepted for purchase, will be eligible to receive the “tender offer consideration,” which is the total consideration less the early tender premium. In addition, holders whose 2018 notes are purchased in the tender offer will receive accrued and unpaid interest on their purchased notes up to, but not including, the applicable settlement date.

We currently expect the settlement date for 2018 notes tendered before the early tender deadline to be May 8, 2013 (and will not be before such date). The settlement date for 2018 notes tendered after the early tender deadline and before the expiration time will occur promptly after the expiration time.

Under the terms of the indenture governing the 2018 notes, before October 15, 2013, Resolute may at its option, during each 12-month period commencing with October 4, 2010, redeem up to 10% of the original aggregate principal amount of 2018 notes (i.e., $85 million principal amount) at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date. Accordingly, if a holder does not tender its 2018 notes in the tender offer, up to all of their 2018 notes may be subject to redemption at 103%, plus accrued and unpaid interest.

Concurrently with the tender offer, Resolute is soliciting from holders of the 2018 notes consents to proposed amendments to the indenture and security documents governing the 2018 notes that would: (i) eliminate most of the restrictive covenants, eliminate certain events of default (the “proposed amendments”); and (ii) release all of the collateral securing the obligations under the 2018 notes (the “collateral release”). Consents in respect of at least a majority in aggregate principal amount of the outstanding 2018 notes are required to approve the proposed amendments and at least 66 2/3% in aggregate principal amount of the outstanding 2018 notes are required to approve the collateral release.

Holders are required to consent to the proposed amendments in order to tender their 2018 notes, and are not permitted to validly revoke a consent without validly withdrawing the previously tendered notes to which the consent relates. 2018 notes tendered can only be withdrawn, and related consents revoked, before 5:00 p.m., New York City time, on May 7, 2013, unless extended, except in certain limited circumstances where additional withdrawal rights are required by law.

The tender offer and the consent solicitation are conditioned upon, among other things, (a) the receipt of tendered 2018 notes from the holders of at least two-thirds of the aggregate principal amount of the outstanding 2018 notes (excluding any 2018 notes owned by Resolute or any of its affiliates), (b) receipt of funds from certain refinancing transactions, on terms and conditions acceptable to Resolute, in an amount sufficient to enable Resolute to purchase the tendered 2018 notes, pay the early tender premium and pay related costs and expenses, and (c) certain other general conditions, each of which is described in more detail in the Offer to Purchase.

The complete terms and conditions of the tender offer are described in the Offer to Purchase, copies of which may be obtained by contacting Global Bondholder Services Corporation, as Information Agent, at 866 873-7700 (U.S. toll-free) or (212) 723-6106. The Company has engaged BofA Merrill Lynch, Citigroup Global Markets Inc. and BMO Capital Markets Corp. to serve as dealer managers for the tender offer. Questions concerning the tender offer and the consent solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (U.S. toll-free) or (980) 388-4813, Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 or BMO Capital Markets Corp. at (212) 702-1191.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to the 2018 notes or any new securities. The tender offer and consent solicitation are made solely by means of the Offer to Purchase. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Resolute, the dealer managers and solicitation agents, the information agent, the tender agent, the trustee and collateral agent under the 2018 notes indenture or any of their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 2018 notes in the tender offer or deliver their consent to the proposed amendments.

Cautionary Statements Regarding Forward-Looking Information

Statements in this press release that are not statements of historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, statements regarding to the completion of the tender offer and consent solicitation relating to the Notes. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Resolute’s securityholders.

The reader is cautioned not to place undue reliance on these forward-looking statements. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause the tender offer to differ materially from the terms expressed or implied include, but are not limited to, the potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2012, filed with the United States Securities and Exchange Commission and the Canadian securities regulatory authorities.

All forward-looking statements above are expressly qualified by the cautionary statements contained above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. The Company owns or operates over 40 pulp and paper mills and wood products facilities in the United States, Canada and South Korea, and power generation assets in Canada. Marketing its products in close to 90 countries, Resolute has third-party certified 100% of its managed woodlands to at least one of three internationally-recognized sustainable forest management standards, including 65% certified to the Forest Stewardship Council® (FSC®) standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: environmental, social and economic. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

Contacts

Investors Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com

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